UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2006

NetManage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (408) 973-7171

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Cupertino, Calif., August 03, 2006 - NetManage, Inc. (NASDAQ: NETM), a software company that provides solutions for accessing, Web enabling and integrating enterprise information systems, today announced that Michael Peckham, Senior Vice President of Finance and Chief Financial Officer, has tendered his resignation from NetManage and will leave the company after a short transition period. Mr. Peckham will be pursuing an opportunity as Chief Financial Officer at Instill Corporation. The Company has commenced a search to identify a successor. Until a replacement is named, all corporate finance functions will report directly to chairman, president and CEO, Zvi Alon. A copy of the press release is attached hereto as an Exhibit and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The furnishing of the information in this report (including the exhibit hereto) shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this report contains material information that is not otherwise publicly available.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetManage, Inc. (Registrant)
August 3, 2006 (Date)	/s/ MICHAEL R. PECKHAM Michael R. Peckham Chief Financial Officer, Senior Vice President Finance and Secretary

Exhibit Index
99.1	Press release dated August 3, 2006